                                                                     EXHIBIT 11

            INLAND STEEL INDUSTRIES, INC. AND SUBSIDIARY COMPANIES

                STATEMENT OF EARNINGS PER SHARE OF COMMON STOCK

                                               DOLLARS AND SHARES IN MILLIONS
                                                   (EXCEPT PER SHARE DATA)
                                               --------------------------------
                                                  YEARS ENDED DECEMBER 31,
                                               --------------------------------
                                                 1996        1995       1994
                                               ---------- ---------- ----------
Primary Earnings Per Share of Common Stock
  Shares of common stock
    Average shares outstanding................      48.8        47.3       43.1
    Dilutive effect of stock options..........       --           .1         .4
                                               ---------  ---------- ----------
                                                    48.8        47.4       43.5
                                               =========  ========== ==========
  Income before extraordinary loss............ $    69.0  $    146.8 $    107.4
  Extraordinary loss on early retirement of
   debt.......................................     (23.3)        --         --
                                               ---------  ---------- ----------
  Net income..................................      45.7       146.8      107.4
  Dividends on preferred stock, net of tax
   benefit on dividends applicable to
   leveraged Series E Preferred Stock held by
   the ESOP...................................       9.1        19.0       28.4
                                               ---------  ---------- ----------
  Net income applicable....................... $    36.6  $    127.8 $     79.0
                                               =========  ========== ==========
  Per Share of Common Stock:
    Before extraordinary loss................. $    1.23  $     2.69 $     1.81
    Extraordinary loss on early retirement of
     debt.....................................      (.48)        --         --
                                               ---------  ---------- ----------
    Net income................................ $     .75  $     2.69 $     1.81
                                               =========  ========== ==========
Fully Diluted Earnings Per Share of Common
 Stock
  Shares of common stock
    Average shares outstanding................      48.8        47.3       43.1
    Assumed conversion of Series A and
     leveraged Series E Preferred Stock.......       3.0         3.1        3.0
    Dilutive effect of stock options..........       --           .1         .5
                                               ---------  ---------- ----------
                                                    51.8        50.5       46.6
                                               =========  ========== ==========
  Income before extraordinary loss............ $    69.0  $    146.8 $    107.4
  Extraordinary loss on early retirement of
   debt.......................................     (23.3)        --         --
                                               ---------  ---------- ----------
  Net income..................................      45.7       146.8      107.4
  Dividends on antidilutive preferred stock...        .6        10.6       20.5
  Additional ESOP funding required on
   conversion of Series E Preferred Stock, net
   of tax.....................................       7.9         7.6        7.9
                                               ---------  ---------- ----------
  Net income applicable....................... $    37.2  $    128.6 $     79.0
                                               =========  ========== ==========
  Per Share of Common Stock:
  Before extraordinary loss................... $    1.17  $     2.55 $     1.70
  Extraordinary loss on early retirement of
   debt.......................................      (.45)        --         --
                                               ---------  ---------- ----------
  Net income.................................. $     .72  $     2.55 $     1.70
                                               =========  ========== ==========

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Note--Series G Exchangeable Preferred Stock was converted to common stock in
1994.

  The assumed conversion of non-leveraged Series E Preferred Stock was antidilutive in all three years. The assumed conversion of Series A Preferred Stock was antidilutive in 1996 and 1994. The assumed conversion of Series G Preferred Stock was antidilutive in 1994.